Letter of Consent

                              Made at Thai Military Bank Public Company Limited

                                                                3 December 1998


We, King Power Duty Free Co., Ltd., with offices at 989 Rama I Road, 26th and 27th Floor of Siam Tower, Pathum Wan, Bangkok Metropolis, hereby made this Letter of Consent to Thai Military Bank Public Company Limited to indicate that

1. Whereas we have borrowed money or withdrew overdraft, sold discounted promissory note, opened Letter of Credit, made trust receipt, packing credit, or requested the Bank to issue Letter of Guarantee or aval or certify promissory note or use of Visa credit card, Master Card credit card and/or any item incurring debt between ourselves and the Bank, existing at present and to be existed in the future,

2. As security for paying our debts under Clause 1, we, the owner of the Fixed Deposits Account No. 001-3-45475-6, agree to submit the deposits plus the interest incurred therefrom according to the Passbook for Baht 125,067,500.- (One Hundred Twenty-Five Million Sixty-Seven Thousand Five Hundred) which shall be deemed as a pledge to the Bank effective today.

3. If we failed to pay our debts under Clause 1 due to whatever reason or in any case causing the Bank not to receive it in full, we consent the Bank to deduct money from the bank account plus the interest incurred therefrom in paying the debts under Clause 1 and the accessories thereof in full without having to notify us in advance. We hereby confirm that we shall not object or dispute or cite a right of claim towards the Bank in any way.

4. We consent that for as long as the Bank has not received payment of the debts under Clause 1 in full, we shall not withdraw the deposits and the interest incurred therefrom and shall not take any action which may impair the said security, and should such action occurred it shall be deemed as void and shall not affect the said security in any way.

As evidence, we hereunder sign our name and affix the seal (if any) in the presence of witnesses.


                   Signed..........................................Consent Giver
                                 (Mr. Vichai Raksriaksorn)        Director
                                    (Seal of King Power Duty Free Co., Ltd.)

                   Signed..........................................Witness
                                 (Ms. Janthima Sangwichien)

                   Signed..........................................Witness
                                 (Mrs. Siriporn Leeyavanich)